Exhibit 99.1

Red Robin Gourmet Burgers Closes Amended 5 year $200 Million Credit Facility

Greenwood Village, CO — (BUSINESS WIRE) –December 14, 2005 – Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), the casual dining company that serves up fun, feel-good experiences by offering its guests an imaginative selection of high-quality gourmet burgers and innovative menu items in a family-friendly environment, today announced that it has entered into an amended and restated credit agreement with Wachovia Bank, National Association and a syndicate of other financial institutions for an aggregate principal amount of up to $200 million.

The facility also allows the Company an option to increase the facility, subject to lender participation, by up to an additional $40 million in the future. The revolving credit agreement will mature on December 14, 2010. The amended and restated credit agreement replaces the Company’s $85 million senior secured three year revolving credit facility which was scheduled to mature on May 20, 2006. Wachovia Bank, National Association serves as administrative agent for the amended and restated credit facility, while Wachovia Capital Markets, LLC served as lead arranger.

The Company intends to use the proceeds of the facility to finance restaurant construction and related costs, refinance certain existing debt and to provide for working capital and general corporate requirements. The amended credit facility also allows the Company to utilize proceeds to finance potential acquisitions relating to the purchase of Red Robin franchise restaurants.

“We are very pleased to have closed this financing, which will provide us with the flexibility to fund the capital needs of our growing business, and at substantially more favorable rates than under our former facility. The availability of up to $240 million in capital will facilitate our growth plans well into the future,” said Dennis Mullen, Chairman and Chief Executive Officer.

As of the closing date, the Company refinanced approximately $42.1 million outstanding under this facility, including $3.6 million, which the Company uses to back an irrevocable letter of credit for the Company’s self-insured workers’ compensation program.

About Red Robin Gourmet Burgers

Red Robin Gourmet Burgers (www.redrobin.com), founded in 1969, is a casual dining restaurant chain focused on serving an imaginative selection of high quality gourmet burgers in a family-friendly atmosphere. Red Robin® restaurants serve gourmet burgers in a variety of recipes with bottomless fries, as well as many other items including salads, soups, appetizers, entrees, desserts, and its signature Mad Mixology ® specialty beverages. There are more than 290 Red Robin® restaurant locations across the United States and Canada, which include both corporate-owned locations and those operating under franchise or license agreements.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company’s anticipated use of proceeds from the credit facility, availability of additional borrowings under the credit facility and the Company’s plans for growth, including possible franchise acquisitions. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to achieve and manage our planned expansion; the ability of the Company and our franchisees to open and manage new restaurants; our franchisees’ adherence to our practices, policies and procedures; changes in the availability and costs of food; changes in energy costs; changes in the cost and availability of building materials and restaurant supplies; potential fluctuation in our quarterly operating results due to seasonality and other factors; the assimilation of our new chief executive officer and our new chief financial officer, and the continued service of key management personnel; the concentration of our restaurants in the Western United States; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products and food preparation; the effect of competition in the restaurant industry; our ability to attract, motivate and retain qualified team members; our ability to maintain compliance with the affirmative and negative covenants in the amended facility; the availability for purchase of Red Robin franchises, and the terms for such purchases; the impact of federal, state or local government regulations relating to our team members or the sale of food or alcoholic beverages; the costs associated with pending litigation and investigations; our ability to raise capital in the future; additional costs associated with compliance, including the Sarbanes-Oxley Act and related regulations and requirements; the effectiveness of our internal controls over financial reporting; future changes in financial accounting standards; and other risk factors described from time to time in SEC reports filed by the Company, including our annual report on Form 10-K for the fiscal year ended December 26, 2004.

For further information contact:

Don Duffy

Integrated Corporate Relations

203-682-8200